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                                                                    EXHIBIT 23.2


                          CONSENT OF BDO SEIDMAN, LLP,
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
MicroTel International, Inc.

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-74281, 333-71035, 333-69571, 333-12567 and 333-65528) on
Form S-8 of our report dated February 25, 2002, relating to the consolidated financial statements and financial statement schedules of MicroTel International, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

/S/ BDO SEIDMAN, LLP
BDO SEIDMAN, LLP

Costa Mesa, California
March 31, 2003